Exhibit 10.1
NOTE PURCHASE AND AMENDMENT AGREEMENT
     Note Purchase and Amendment Agreement, dated as of March 3, 2010 (this “Agreement”), by and among Columbia Laboratories, Inc., a Delaware corporation (the “Company”), the holders of the Notes (as defined below) listed on Schedule I attached hereto (each a “Holder” and collectively, the “Holders”).
PRELIMINARY STATEMENT
     The Holders own the aggregate principal amount of the Company’s Convertible Subordinated Notes due December 31, 2011 (the “Notes”) set forth on Schedule I; the Notes owned by the Holders being referred to herein as the “Holder Notes”.
     The Notes were purchased by the Holders pursuant to that certain Securities Purchase Agreement, dated December 21, 2006 (the “SPA”), among the Company, the Holders and the other purchasers of the Notes named therein.
     The Holders wish to sell to the Company, and the Company wishes to purchase, the Holder Notes, on the terms and conditions hereinafter set forth.
     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
PURCHASE AND SALE
     1.1 Note Purchase. At the Closing, on the terms and subject to the conditions hereof and in consideration of the Purchase Price (as defined below) and the agreements of the Company set forth herein, each Holder will sell, convey, transfer, assign and deliver to the Company, and the Company will purchase, take delivery of and acquire from each Holder, all of such Holder’s right, title and interest in the Holder Notes.
     1.2 Purchase Price. The aggregate purchase price (the “Purchase Price”) for the Holder Notes shall be (i) $11,699,998.54 in cash (the “Cash Consideration”), plus accrued and unpaid interest on the Notes (calculated in accordance with the Notes) up to (but excluding) the Closing Date payable in cash, (ii) warrants to purchase 3,488,370 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), substantially in the form attached as Exhibit A hereto (the “Warrants”) and (iii) 3,333,330 shares of Common Stock (the “Shares”), in each case as allocated among the Holders as set forth on Schedule I.
     1.3 Amendment Consent. Each Holder hereby irrevocably consents and agrees that the Notes shall be amended as set forth in the amendment (the “Amendment”) to the Notes, in the form attached as Exhibit B hereto. The Amendment will become effective on the date that the Note Amendment Condition is satisfied; provided, on the Amendment Termination Date (as defined below), if it occurs, the Amendment will terminate and be of no further force and effect, and from and after the Amendment Termination Date, the Notes shall no longer be modified by the Amendment. The Company will notify the Holders when the Note Amendment Condition has been satisfied. “Amendment Termination Date” means the earliest of (i) August 31, 2010, only if the Closing has not occurred on or prior to August 31, 2010, (ii) the date, if any, after the date hereof and prior to the Closing Date, on which holders of at least 25% of the aggregate principal amount of the Notes have not consented to the Amendment or have rightfully terminated the Note Purchase and Amendment Agreements (as defined in Section 7.10) that they are a party to (in accordance with the terms of such Note Purchase and Amendment Agreements), and (iii) the Business Day following the date on which the Sale Condition is satisfied, only if the Closing has not occurred on or prior to such Business Day.
     1.4 Closing. The closing of the purchase and sale of the Holder Notes (the “Closing”) shall take place at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022 at 10:00 a.m. New York City time on the date on which the Sale Condition is satisfied; provided, that, (i) all of the other conditions set forth in Sections 1.5, 1.6 and 1.7 have been satisfied or waived (by the appropriate party) on or prior to such date, (ii) all closings under all Note Purchase and Amendment Agreements (as defined in Section 7.10) shall occur on the same date and (iii) the satisfaction of the Sale Condition shall occur contemporaneously with the Closing, or at such other place, date and time as the parties hereto may agree in accordance with Section 7.10 (the “Closing Date”).
     1.5 General Closing Conditions. The respective obligations of the Company and the Holders to consummate the Closing are subject to the satisfaction or waiver (jointly by the Company and the Holders) at or prior to the Closing of the following conditions:
     (a) The initial consummation, on the same date as the Closing, by the Company of the transaction (or series of related transactions) publicly announced by the Company in a Current Report on Form 8-K filed by the Company on or prior to the date which is one Business Day after the date hereof (the “Form 8-K”) with the Securities and Exchange Commission (the “SEC”), which transaction includes the license, sale, transfer or other disposition of rights or assets of the Company related to, and/or the co-development, co-promotion, co-marketing, distribution or other collaboration with respect to, one or more of the Company’s products (and a sale of Company capital stock), pursuant to which the Company receives proceeds of at least $40 million in cash consideration at the initial closing thereof (the “Sale Condition”);
     (b) The filing, after the date hereof, with, and the acceptance of such filing by, the Secretary of State of the State of Delaware of an amendment to the Company’s certificate of incorporation to increase the number of the Company’s authorized shares of Common Stock (the “Charter Amendment”);
     (c) The Company shall have received written consents from the holders of at least 75% of the outstanding principal amount of the Notes to the Amendment (the “Note Amendment Condition”);
     (d) The Company shall have obtained (i) all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the sale and offer of the Warrants (and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and collectively with the Warrants and the Shares, the “Securities”)) and the Shares issued pursuant to this Agreement and (ii) if the Company determines it to be necessary, approval by the Company’s stockholders of the transactions (or certain of or all of them) contemplated by the Note Purchase and Amendment Agreements (as defined in Section 7.10) to the extent required by the listing rules of the NASDAQ Global Market or otherwise (the “Stockholder Approval”);
     (e) The Company shall have satisfied in full its obligations in respect of the Senior Debt (as defined in the Notes) and obtained an acknowledgement from the holder of the Senior Debt in substantially the form of Exhibit C hereto (the “Senior Debt Satisfaction”); and
     (f) No governmental authority (including a court) of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (including the Amendment), which order, decree, ruling or other action is in effect at the time the Closing would otherwise occur.
     1.6 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Closing is subject to the satisfaction or waiver (by the Company in its sole discretion) at or prior to the Closing of the following conditions:
     (a) The representations and warranties of each Holder contained in Article II shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (unless any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct only as of such earlier date);
     (b) All covenants and agreements contained in this Agreement to be performed by the Holders on or prior to the Closing Date shall have been performed or complied with in all material respects; and
     (c) The Holders shall have made the deliveries required pursuant to Section 1.8.
     1.7 Conditions to the Obligations of the Holders. The obligations of the Holders to consummate the Closing are subject to the satisfaction or waiver (by the Holders in their sole discretion) at or prior to the Closing of the following conditions:
     (a) (i) the representation and warranty of the Company contained in Section 3(h) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date and (ii) each of the other representations and warranties of the Company set forth in Article III shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (unless any such representation or warranty expressly relates to a specified date, in which case such representation or warranty shall be true and correct only as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;
     (b) All covenants and agreements contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects; and
     (c) The Company shall have made the deliveries required pursuant to Section 1.9.

     1.8 Closing Deliveries by the Holders. Each Holder shall (and covenants and agrees to), at the Closing, deliver to the Company the original Holder Notes, duly endorsed for transfer to the Company or its designated purchaser or accompanied by duly executed note powers in blank.
     1.9 Closing Deliveries by the Company. The Company shall (and covenants and agrees to), at the Closing, deliver or cause to be delivered to the Holders (a) a wire transfer of immediately available funds in the aggregate amount of the Cash Consideration, (b) the Warrants and (c) the Shares.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF THE HOLDERS
     Each Holder agrees, represents and warrants (both as of the date of this Agreement and as of the Closing Date) as follows:
     (a) Each Holder that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each Holder that is an individual is competent to enter into this Agreement. Each Holder has duly executed and delivered this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of each Holder and this Agreement constitutes a valid and binding obligation of each Holder, enforceable against each Holder in accordance with its terms.
     (b) Each Holder is the lawful owner, of record and beneficially, of the principal amount of Holder Notes set forth opposite its name on Schedule I hereto under the column “Principal Amount of Holder Notes Owned”, free and clear of all Encumbrances. At the Closing, the Company will acquire good and valid title to the Holder Notes, free and clear of all Encumbrances and thereafter no Holder will have any right, title or interest in and to any Holder Notes.
     (c) The execution and delivery of this Agreement by each Holder, the performance by each Holder of its obligations hereunder and the consummation of the transactions contemplated by this Agreement do not (i) violate, contravene or breach the governing documents of any Holder; (ii) violate, contravene or breach, or constitute a default under, any contract, agreement, indenture or instrument to which any Holder is a party, or any Holder’s properties or assets are bound, or to which any Holder may be subject; or (iii) violate, contravene or breach any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority applicable to any Holder.
     (d) No Holder is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform its obligations hereunder or under the Holder Notes in accordance with the terms hereof or thereof, or Transfer (as defined herein) the Holder Notes in accordance with the terms hereof other than such as have been made or obtained, or, with respect to filings with the SEC, which will be made as required by such Holder.

     (e) Each Holder is an “accredited investor” (as such term is defined under Rule 501(a) of the Securities Act, as defined herein). Each Holder is acquiring the Securities for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Securities and has no arrangement or understanding with any other Persons regarding the sale or distribution of such Securities, except, in each case, as would not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that by making the representations herein, such Holder does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. Each Holder agrees not to, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) (collectively, “Transfer”) any of the Securities except in compliance with the Securities Act.
     (f) Each Holder understands that the Securities being offered and sold to it under the Agreement are being offered and sold in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws (including the Securities Act) and that the Company is relying upon the truth and accuracy of, and each Holder’s compliance with the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of each Holder to acquire the Securities.
     (g) Each Holder acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (i) an investment in the Company is speculative, and only those who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) such Holder may not be able to liquidate its investment; (iii) transferability of the Securities may be limited; (iv) such Holder is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities; and (v) such Holder has, in connection with such Holder’s decision to engage in the transactions contemplated by this Agreement, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein. Each Holder understands that a description of certain risks relating to an investment in the Company are set forth in the Company’s filings with the SEC and each Holder has carefully reviewed such filings.
     (h) Each Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein or of any of the transactions contemplated hereby.
     (i) Transfer or Resale.
     (i) Each Holder understands that the Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Securities may not be transferred unless (A) the resale thereof is registered pursuant to an effective registration statement under the Securities Act, (B) such Holder has executed and delivered to the Company a certificate in substantially the form annexed hereto as Exhibit D (the “Certificate”), in which case such Holder may Transfer its Shares and Warrants in accordance with Rule 144 under the Securities Act, or (C) each such Holder has delivered to the Company an opinion of counsel (in form, substance and scope reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from the registration requirements of the Securities Act; and
     (ii) Neither the Company nor any other Person is under any obligation to register the resale by any Holder of any Securities of the Company acquired pursuant to this Agreement, except as provided in Article V hereof.
     (iii) Subject to Section 2(j), each Holder understands that the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Securities):
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. COLUMBIA LABORATORIES, INC. SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COLUMBIA LABORATORIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT AN OPINION IS REQUIRED PURSUANT TO THE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.
     (j) In the event that a Holder provides the Company with the Certificate, the Company shall promptly provide such Holder, at such Holder’s request, without any expense to such Holder (other than applicable transfer taxes and similar governmental charges, if any), with new certificates representing the Shares and Warrants held by such Holder not bearing the legend described in Section 2(i)(iii). For the avoidance of doubt, a Holder may provide the Certificate at any time prior to, on or following the Closing Date, including with respect to the Shares and Warrants that will delivered on the Closing Date in accordance with Section 1.9. If a Holder provides the Company with the Certificate on or prior to the Closing Date, the Shares and the Warrants to be issued to such Holder at the Closing shall be issued without any restrictive legend.
     (k) Each Holder is a resident of the jurisdiction set forth across from its name on to Schedule I hereto.
     (l) Between the time that a Holder learned about the transactions contemplated by this Agreement and the public announcement thereof, no Holder has engaged in any short sales or similar transactions with respect to the Common Stock, nor has any Holder, directly or indirectly, knowingly caused any Person to engage in any short sales or similar transactions with respect to Common Stock.
     (m) The Holders and their Affiliates (as defined in the rules promulgated under the Securities Act) and their Associates (as defined in the rules promulgated under the Securities Act) collectively Beneficially Own (as defined in the Rights Agreement, dated as of March 13, 2002, between the Company and First Union National Bank, as rights agent, as amended (the “Rights Agreement”)) and, immediately after the Closing will Beneficially Own, less than 15% of the outstanding shares of Common Stock. No Holder or any “affiliate” or “associate” thereof is or has been an “interested stockholder” (as each such term is defined in Section 203 of the Delaware General Corporation Law).
     (n) No Holder will, after giving effect to the consummation of the transactions contemplated by this Agreement, (i) “beneficially own” (as determined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) 19.9% or more of the shares of Common Stock and/or (ii) possess 19.9% or more of the voting power of the Company.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
     The Company agrees, represents and warrants (both as of the date of this Agreement and as of the Closing Date) as follows:
     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has duly executed and delivered this Agreement. The execution, delivery and, subject to obtaining the Stockholder Approval, performance of this Agreement has been duly authorized by all necessary corporate action of the Company and this Agreement constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms.
     (b) The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated by this Agreement by the Company do not (a) violate, contravene or breach the certificate of incorporation or by-laws of the Company (subject to the filing of the Charter Amendment with the Secretary of State of the State of Delaware and obtaining the Stockholder Approval); (b) violate, contravene or breach, or constitute a default under, any contract, agreement, indenture or instrument to which the Company is a party or by which any of its property or assets are bound, or to which the Company may be subject (subject to the filing of the Charter Amendment with the Secretary of State of the State of Delaware, the Senior Debt Satisfaction and obtaining the Stockholder Approval); or (c) violate, contravene or breach any statute or law or any judgment, decree, order, regulation, or rule of any court of governmental authority applicable to the Company (subject to obtaining the Stockholder Approval).
     (c) Subject to the filing of the Charter Amendment with the Secretary of State of the State of Delaware, and obtaining the Stockholder Approval, (i) the Securities will be duly authorized, (ii) upon issuance in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company, (iii) upon issuance in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company and (iv) assuming the representations and warranties of the Holders set forth in Article II are true and correct, the offer and issuance by the Company of the Warrants and the Shares in exchange for the Holder Notes is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.
     (d) The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform its obligations hereunder or under the Warrants in accordance with the terms hereof or thereof, or to issue and sell the Shares and Warrants (and the Warrant Shares) in accordance with the terms hereof, other than such as have been made or obtained, and except for the registration of the Warrant Shares and the Shares under the Securities Act pursuant to Article V to the extent required hereby, any filings required to be made under federal and state securities laws, any required filings or notifications regarding the issuance or listing of additional shares with the NASDAQ Global Market, the filing of the Charter Amendment with the Secretary of State of the State of Delaware and obtaining the Stockholder Approval (if applicable).

     (e) On the date of this Agreement, the authorized capital stock of the Company consisted of (i) 100,000,000 shares of Common Stock, of which 65,630,051 shares were issued and outstanding, (ii) 120,000 shares of Series A Convertible Preferred Stock, $0.01 par value per share, none of which were issued or outstanding, (iii) 150,000 shares of Series B Convertible Preferred Stock, $0.01 par value per share, of which 130 shares were issued and outstanding, (iv) 6,660 shares of Series C Convertible Preferred Stock, $0.01 par value per share, of which 600 shares were issued and outstanding, (v) 100,000 shares of Series D Junior Participating Preferred Stock, $0.01 par value per share, none of which were issued or outstanding and (vi) 100,000 shares of Series E Convertible Preferred Stock, $0.01 par value per share, of which 59,000 shares were issued and outstanding (clauses (ii) through (vi), collectively, the “Preferred Stock”). On the date of this Agreement, all of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable. On the date of this Agreement, options to purchase an aggregate of 5,960,304 shares of Common Stock were outstanding. On the date of this Agreement, warrants to purchase an aggregate of 10,942,755 shares of Common Stock were outstanding. On the date of this Agreement, no stockholder of the Company has preemptive rights with respect to the Securities and there are no outstanding securities or obligations issued by the Company (other than under the Note Purchase and Amendment Agreements) that are convertible into, or exercisable or exchangeable for, any shares of Common Stock other than (i) options granted under the Company’s stock option plans, (ii) the Preferred Stock, (iii) the warrants and options described in this paragraph, (iv) the Notes and (v) under the Rights Agreement.
     (f) From January 1, 2009 through the date of this Agreement, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and included, to the extent required, detailed descriptions of material indebtedness for borrowed money, and, except as otherwise disclosed therein, none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may otherwise conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

     (g) As of the date hereof, the issued and outstanding shares of Common Stock are listed on NASDAQ Global Market.
     (h) The Company has received written consents from the holders of at least 75% of the outstanding principal amount of the Notes to the Amendment, and such holders have entered into agreements with the Company to sell their Notes to the Company for the same purchase price per $1.00 of principal amount of Notes as the Holders.
     (i) The Company will have at the Closing sufficient cash, available lines of credit or other sources of immediately available funds to enable it to (i) to make payment of the Cash Consideration and (ii) consummate the Senior Debt Satisfaction.
     (j) The Company is not, and has never been, an “issuer” of the type defined in Rule 144(i)(1) under the Securities Act.
ARTICLE IV
COVENANTS
     4.1 No Transfer or Conversion. Each Holder agrees that from the date hereof until the earlier of the termination of this Agreement (in accordance with the terms hereof) or the Closing that it will not (x) Transfer any Holder Note owned thereby (or any portion thereof) (other than to the Company at the Closing) or (y) exercise any right to convert the Note (or any portion thereof) into any other security. A pledge of the Holder Notes in connection with a bona fide margin agreement or other loan financing arrangement that is secured by the Holder Notes shall not be deemed to be a Transfer of the Holder Notes so long as the pledge does not prohibit the Holder’s ability to deliver the Holder Notes at the Closing; provided, further, that any pledgee or other party that becomes the owner of Holder Notes as a result of exercising remedies with respect to such pledge shall have agreed, prior to exercising any such remedies, to and be obligated to comply with this Agreement (as if it were a Holder).
     4.2 Release. From and after the Closing, each Holder agrees that all obligations of the Company arising under or in respect of the Holder Notes will have been satisfied and discharged and irrevocably waived in full.
     4.3 Reporting Status; Listing Obligation. The Common Stock is registered under Section 12 of the Exchange Act. The Company covenants only to each Affiliate Holder that during the period in which the registration statement filed pursuant to Article V hereto remains effective, the Company agrees to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) with the SEC all reports required to be filed by the Company under the Exchange Act, and the Company will use its commercially reasonable efforts to maintain its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. Until each Holder Transfers all of the Shares and Warrant Shares, the Company shall use commercially reasonable efforts to maintain the listing of its Common Stock on a national stock exchange in the United States.
     4.4 Securities Laws Disclosure; Publicity. As soon as reasonably practicable but not later than one Business Day after the date of this Agreement, the Company shall issue a press release and shall file the Form 8-K with the SEC, in each case announcing the signing of this Agreement, the signing of the agreement relating to the Sale Condition and describing the terms of the transactions contemplated hereby and thereby and including as an exhibit to the Form 8-K the material transaction documents, in the form required by the Exchange Act. At the time of the filing of the Form 8-K with the SEC, no Holder shall be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Form 8-K. The Company shall not publicly disclose the name of any Holder, or include the name of any Holder in any filing with the SEC or any regulatory agency, without the prior written consent of such Holder, which shall not be unreasonably withheld, except in connection with the filing of this Agreement with the SEC, in any registration statement contemplated by Article V (and amendments and supplements relating thereto) filed with the SEC, in any proxy statement used by the Company in connection with its efforts to obtain the Stockholder Approval and/or obtain the approval of its stockholders of the transaction contemplated by Section 1.5(a) and/or to the extent such disclosure is required by law, regulations or the rules of any securities exchange, in which case the Company shall provide the Holders with prior notice of such disclosure.

     4.5 Furnishing of Information. As long as any Holder owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, the Company will use commercially reasonable efforts to prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) under the Securities Act such information as is required for the Holders to sell the Shares and the Warrant Shares under Rule 144 under the Securities Act. The Company further covenants that it will use commercially reasonable efforts to take such further action as any Holder of Securities may reasonably request, to the extent required from time to time, to enable such Holder to sell the Shares and the Warrant Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144 under the Securities Act.
     4.6 Reservation of Shares. So long as any Holder owns any Warrants, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock then issuable as Warrant Shares upon exercise of the Warrants then outstanding (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).
     4.7 Pledge of Securities. The Company will not object if the Securities are pledged by a Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a Transfer of the Securities hereunder or under the Warrants, and no Holder effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including, without limitation, Section 2(i) hereof; provided, that, a Holder and its pledgee shall be required to comply with the provisions of Section 2(i) hereof in order to effect a Transfer of the Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with an acknowledgement of a pledge of the Securities to such pledgee by a Holder.
     4.8 Holding. For the purposes of Rule 144(d) under the Securities Act, the Company acknowledges that, the holding period of the Shares and the Warrants may be “tacked” onto the holding period of the Holder Notes. The Company agrees not to take a position contrary to that set forth in the preceding sentence. Subject to Section 2(i) hereof and a Holder delivering to the Company the Certificate at any time reasonably requested by the Company, the Company agrees to take all commercially reasonable actions, including, without limitation, the issuance by its legal counsel (which may be its internal counsel) of any legal opinions, necessary (i) to cause the Company’s transfer agent to issue to such Holder certificates evidencing the Shares and the Warrants held thereby that are free of any restrictive legends (including those set forth in Section 2(i)(iii)) and to instruct the Company’s transfer agent for its Common Stock not to issue any stop-order with respect to the Transfer of the Shares and Warrants held by such Holder and (ii) upon any “cashless exercise” of the Warrants pursuant to Section 2.3 thereof, to cause the Company’s transfer agent to issue to such Holder certificates evidencing the Warrant Shares acquired in connection with such cashless exercise that are free of any restrictive legends (including those set forth in Section 2(i)(iii)) and to instruct the Company’s transfer agent for its Common Stock not to issue any stop-order with respect to the Transfer of the Warrant Shares acquired in connection with such “cashless exercise”.
     4.9 Conditions to Closing. The parties hereto will use commercially reasonable efforts to cause the conditions to Closing to be satisfied and the Closing to occur as expeditiously as possible; provided, that nothing contained herein shall obligate the Company to fulfill the Sale Condition, to consummate the Senior Debt Satisfaction or obtain the Stockholder Approval.
     4.10 Preemptive Rights. If, during the period commencing on the day after the Closing Date and ending forty-five (45) days after the date that the Company publicly announces the results of the Phase III clinical trial currently being conducted by the Company with respect to its vaginal gel product, Prochieve 8%, to reduce the risk of preterm birth in women with a short cervix as measured by transvaginal ultrasound in mid-pregnancy results, the Company issues (other than in an Exempt Issuance) any shares of Common Stock for a purchase price that is less than $2.00 per share of Common Stock or securities that are convertible into or exercisable for shares of Common Stock for a total purchase price (which shall include the purchase price paid for each such security plus the conversion or exercise price payable thereunder to acquire a share of Common Stock) that is less than $2.00 per share of Common Stock, on the date of any such issuance, the Company will deliver to each Holder written notice thereof (the “Sale Offer”). During the ten (10) day period following delivery of the Sale Offer, each Holder shall have the right, exercisable by delivering written notice to the Company (the “Exercise Notice”), to sell to the Company all or any number of the Warrants held by such Holder (as specified in such Exercise Notice) for an amount in cash equal to the product of (a) a fraction, the numerator of which is equal to the number of Warrants such Holder elects to sell to the Company as specified by such Holder in the Exercise Notice and the denominator of which is equal to 7,750,000 and (b) $3,999,996 (the “Warrant Price”). Such Exercise Notice shall be accompanied by the certificate representing the Warrants to be sold by such Holder, duly endorsed for transfer (and the number of Warrants such Holder sells to the Company under this Section 4.10 shall be cancelled and not exercisable). If a Holder does not deliver an Exercise Notice to the Company during such ten (10) day period, the Sale Offer for such Holder shall expire and such Holder shall have no further rights with respect thereto. If a Holder elects pursuant to an Exercise Notice to have the Company purchase Warrants from such Holder, the Company shall pay the Warrant Price in cash to such Holder within twenty (20) days after the Company receives the Exercise Notice to such account as shall be specified in writing by such Holder by wire transfer of immediately available funds. Notwithstanding anything to the contrary contained herein, the Company shall not be required to purchase any Warrants under this Section 4.10 to the extent such purchase would violate the Delaware General Corporation Law or the board of directors of the Company reasonably determines, after receiving advice from counsel, that it could have liability in connection therewith under the Delaware General Corporation Law. “Exempt Issuance” shall mean any or all of the following (a) the issuance of any shares of Common Stock pursuant to the conversion or exercise of any options, warrants, preferred stock or other convertible securities of the Company that are outstanding on the date hereof and/or on the Closing Date, (b) the issuance of any (x) options, warrants, other convertible securities or rights to purchase shares of Common Stock (and the issuance of any shares of Common Stock pursuant thereto) or (y) shares of Common Stock, in each case, pursuant to any of the Company’s compensatory or stock option plans or programs or as compensation to any officer, director, consultant, agent, advisor or employee of the Company or any subsidiary thereof, (c) the issuance of any shares of Common Stock in connection with the transactions described in Section 1.5(a), (d) the issuance of shares of Common Stock and warrants under the Note Purchase and Amendment Agreements (and the issuance of any shares of Common Stock under such warrants), the issuance of any securities pursuant to the Rights Plan (and the issuance of any securities underlying such securities) and (f) the issuance of any warrants to purchase shares of Common Stock (and the issuance of any shares of Common Stock thereunder) pursuant to any agreement that the Company is a party to as of the date hereof.
     4.11 Ownership Cap. Each Holder agrees that from the date hereof until the earlier of the termination of this Agreement and/or the Closing (and after giving effect to the consummation of the transactions contemplated by this Agreement) that it will not (i) “beneficially own” (as determined under Rule 13d-3 under the Exchange Act) 19.9% or more of the shares of Common Stock and/or (ii) possess 19.9% or more of the voting power of the Company.

ARTICLE V
REGISTRATION RIGHTS
     The Company will use commercially reasonable efforts to file, as soon as reasonably practicable after the Closing, but in no event later than ninety (90) days after the Closing, a registration statement with the SEC covering the resale of the Shares and the Warrant Shares that are issued or issuable hereunder or under the Warrants to an Affiliate Holder. For the avoidance of doubt, the Shares issued to and the Warrant Shares issuable under the Warrants to any Holder that is not an Affiliate Holder shall not be covered by such registration statement. Reference is made to Section 6 of the SPA. The Company and each Affiliate Holder agrees that the terms, conditions and provisions of such Section 6 are hereby incorporated herein by this reference and shall apply, mutatis mutandis, to the Shares and the Warrant Shares issued or issuable to an Affiliate Holder (and not to the Warrants) and such Shares and Warrant Shares shall be deemed to be “Registrable Securities” and the Company and each Affiliate Holder (as if each such Affiliate Holder were a Purchaser under the SPA) shall comply with each of the provisions thereof, except that (a) the registration statement with respect to the resale of such Shares and Warrant Shares shall be filed with the SEC no later than ninety (90) days after the Closing Date (as defined herein) (and the definition of “Filing Date” in the SPA shall be deemed to be modified to reflect the foregoing), (b) the “Effectiveness Deadline” shall mean the date which is two hundred seventy (270) calendar days after the Closing Date (as defined herein) (and the definition of “Effectiveness Deadline” in the SPA shall be deemed to be modified to reflect the foregoing) and (c) Section 6.4 of the SPA shall be deemed to be modified so that (x) the amount that the Company shall be obligated to pay to any Affiliate Holder during a “Non-Liquidity Payment Period” (as defined in the SPA) and during which a “Registration Default” (as defined in the SPA) remains uncured, shall be such Affiliate Holder’s Warrant Percentage (as set forth across from such Affiliate Holder’s name on Schedule I) multiplied by $50,000 (and, notwithstanding anything to the contrary in the SPA, such amount may not be modified without the prior written consent of the Company) and (y) the maximum aggregate amount that the Company shall be required to pay to the Purchasers (as defined in Section 7.10) under this Agreement and the Other Purchase Agreements (as defined in Section 7.10) in respect of “Registration Defaults” (i.e., amounts payable under Section 6.4 of the SPA) shall be equal to the product of $250,000 and the sum of all of the “Warrant Percentages” of the Affiliate Holders as set forth on each Schedule I to each of the Note Purchase and Amendment Agreements (and, notwithstanding anything to the contrary in the SPA, such amount may not be modified without the prior written consent of the Company). For the avoidance of doubt, the reference to the Closing Date in Section 6.5(a) of the SPA shall be deemed to be a reference to the Closing Date of this Agreement.
ARTICLE VI
TERMINATION
     6.1 Termination. This Agreement may be terminated prior to the Closing:
     (a) at any time by mutual written consent of all of the parties hereto;
     (b) by any party hereto, by delivery of written notice of termination to the others, if the Closing has failed to occur on or before August 31, 2010; provided, that such failure is not due to (x) the failure of the Company to comply in all material respects with its obligations under this Agreement if the Company is the party seeking to terminate this Agreement pursuant to this Section 6.1(b) or (y) the failure of any Holder to comply in all material respects with its obligations under this Agreement if any Holder is the party seeking to terminate this Agreement pursuant to this Section 6.1(b); or
     (c) by any party hereto, by delivery of written notice of termination to the others, if any governmental authority (including a court) of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (including the Amendment) and such order, decree, ruling or other action shall have become final and non-appealable; provided, that in order for any party to seek to terminate this Agreement pursuant to this Section 6.1(c) it must have used its commercially reasonable efforts to lift and rescind such order, decree, ruling or other action.
     6.2 Effect of Termination. Upon termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation of any party hereto arising hereunder, except that the provisions of this Article VI and Articles VII and VIII shall survive any termination of this Agreement and any party that has willfully breached this Agreement shall have liability to the others therefor. On the date of any termination of this Agreement, the Holders’ consents to the Amendment will terminate as of the date of the termination of this Agreement and be of no further force and effect as of such date.
ARTICLE VII
MISCELLANEOUS
     7.1 Governing Law; Jurisdiction; Service of Process; No Jury Trial. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transactions contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.
     7.2 Specific Performance. The parties acknowledge that the subject matter of this Agreement is unique and that no adequate remedy of law would be available for breach of this Agreement by any party. Accordingly, the Company and each Holder agree that each party hereto shall be entitled to an appropriate decree of specific performance or other equitable remedies to enforce this Agreement (without any bond or other security being required), and the Company and each Holder hereby waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law.
     7.3 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement; provided, that the Company will pay the reasonable out-of-pocket and reasonably documented attorneys’ fees and expenses actually incurred by the Holders in connection with the negotiation, execution and delivery of this Agreement not to exceed, in the aggregate, the amount set forth on Schedule I across from the caption “Expenses Cap”.

     7.4 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     7.5 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. References herein to “parties” or “parties hereto” are to the signatories of this Agreement.
     7.6 Assignment. No party hereto may assign this Agreement or any of its rights arising hereunder, in whole or in part, to any other Person; provided, however, that any Holder may, after the Closing, assign its rights under Sections 4.3, 4.5, 4.7 and Article V hereunder to any transferee of the Securities (and such transferee will be deemed to be a Holder for purposes of such Sections); provided, further, that any such transferee executes and delivers to the Company a joinder to this Agreement, in form and substance reasonably satisfactory to the Company, agreeing to be bound by the provisions hereof (and those incorporated herein) as if it were a “Holder”.
     7.7 Survival. Notwithstanding any investigation made by any party to this Agreement, all representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or any Holder and the Closing.
     7.8 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any statute or rule of law will not affect the validity or enforceability of any other provision hereof.
     7.9 Independent Nature of Holders’ Obligations and Rights. The obligations of a Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.
     7.10 Exclusive Agreement; Amendment; Waivers. This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is (together with the Exhibits and Schedule hereto and any “side letters” entered into as of the date hereof between the Company and any Holder) intended as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto. This Agreement cannot be waived, amended, changed or terminated except by a written instrument executed by the Company and the “Purchasers” (as defined below) that would be entitled to receive a “Majority of the Warrants” (as defined below) at the closings under all of the Note Purchase and Amendment Agreements (as defined below); provided, however, that to the extent that such waiver, amendment or modification made after the date of this Agreement adversely affects a particular Purchaser, decreases the Purchase Price or alters the relative proportion of the Cash Consideration, the Shares and the Warrant consideration, such waiver, amendment or modification shall not be effective against such Purchaser without the consent of such Purchaser; provided further, that any waiver, amendment or modification made after the date of this Agreement that has the effect of providing for additional conditions to Closing shall require the consent of the Company and the Purchasers that would be entitled to receive a Supermajority of the Warrants at the closings under all of the Note Purchase and Amendment Agreements. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the party providing the waiver (either the Company or the requisite Purchasers). On or after the date hereof, the Company expects to enter into one or more note purchase and amendment agreements on substantially similar terms to this Agreement with (some or all of) the other holders of the Notes (the “Other Purchase Agreements” and together with this Agreement, the “Note Purchase and Amendment Agreements”). For purposes of this Section 7.10, (a) “Purchasers” shall mean the parties (including the Holders) that execute the Note Purchase and Amendment Agreements other than the Company and “Majority of the Warrants” shall mean warrants to be issued by the Company at the closings under the Note Purchase and Amendment Agreements that would entitle the Purchasers to acquire at least 50.1% of the total number of shares of Common Stock purchasable under such warrants on the date such warrants are initially issued (without regard to any provisions in such warrants which limit the ability of a Purchaser to exercise any such warrants). “Supermajority of the Warrants” shall mean warrants to be issued by the Company at the closings under the Note Purchase and Amendment Agreements that would entitle the Purchasers to acquire at least 66 2/3% of the total number of shares of Common Stock purchasable under such warrants on the date such warrants are initially issued (without regard to any provisions in such warrants which limit the ability of a Purchaser to exercise any such warrants). The parties hereto acknowledge and agree that the Company has or may enter into side letters with certain Purchasers relating to the subject matter of this Agreement.
     7.11 Counterparts; Signatures by Facsimile; Captions. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.
     7.12 Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by Express

Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below, in the case of the Company or on Schedule I, in the case of any Holder (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):
If to the Company:
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Livingston, New Jersey 07039
Attention: Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer & Treasurer
Telephone: (973) 486-8860
Telecopier: (866) 994-3001
with a copy to:
Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
Attention: Adam H. Golden, Esq.
and Steven G. Canner, Esq.
Telephone: (212) 836-8030
Telecopier: (212) 836-8689
ARTICLE VIII
DEFINITIONS
     8.1 As used in this Agreement, the following terms have the meanings specified or referred to in this Article VIII.
     “Affiliate Holder” means any Holder that is an “affiliate” (as such term is defined under Rule 405 of the Securities Act) of the Company on the Closing Date.
     “Business Day” — Any day that is not a Saturday or Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
     “Encumbrance” — Any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, except for restrictions on the Transfer of securities under the terms of the Warrant, this Agreement, the Securities Act, and the rules and regulations of the SEC thereunder and restrictions imposed by the “Blue Sky” laws of any jurisdiction that do not interfere with the purchase and sale of the Notes contemplated hereby.
     “Material Adverse Effect” means a material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated hereby.
     “Person” — Any individual, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, other entity, or governmental body.
[Remainder of this page intentionally left blank.]

COLUMBIA LABORATORIES, INC.
By:	/s/ Lawrence A. Gyenes
	Name:	Lawrence A. Gyenes
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

PERRY PARTNERS INTERNATIONAL INC. By: Perry Corp., Investment Manager of Perry Partners International, Inc.
By:	/s/ Michael C. Neus
	Name:	Michael C. Neus
	Title:	General Counsel

PERRY PARTNERS, L.P. By: Perry Corp., General Partner of Perry Partners L.P.
By:	/s/ Michael C. Neus
	Name:	Michael C. Neus
	Title:	General Counsel

[Signature page to Note Purchase and Amendment Agreement]

EXHIBIT A
[THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. COLUMBIA LABORATORIES, INC. SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO COLUMBIA LABORATORIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT AN OPINION IS REQUIRED PURSUANT TO THE AGREEMENT UNDER WHICH THESE SECURITIES WERE ISSUED.]1
COLUMBIA LABORATORIES, INC.
WARRANT TO PURCHASE COMMON STOCK

No. W-	, 2010
Void After                     , 20152
     THIS CERTIFIES THAT, for value received,                                         , with its principal office at                                                             , or its permitted assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Columbia Laboratories, Inc., a Delaware corporation, with its principal office at 354 Eisenhower Parkway, Livingston, New Jersey 07039 (the “Company”), up to                      3  shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), subject to adjustment as provided herein. This Warrant is one of a series of substantially similar Warrants being issued as of the date hereof (the “Issuance Date”) pursuant to the terms of those certain Note Purchase and Amendment Agreements (the “NPA Warrants”), dated on or after March 3, 2010, each by and among the Company and certain other persons or entities (each a “Purchaser” and together, the “Purchasers”), including the original Holder of this Warrant (the “Note Purchase Agreements” and including the Note Purchase and Amendment Agreement, dated as of March 3, 2010, between the Company and the original Holder, the “Note Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

[1]	Legend shall be removed if the Certificate contemplated in Section 2(i)(i)(B) of the Note Purchase Agreement has been delivered to the Company in accordance with the terms therein (or omitted if the Certificate is delivered on or prior to the Closing Date).

[2]	Insert five-year anniversary of Issuance Date.

[3]	Insert applicable numbers from Schedule I to Note Purchase Agreement.

     1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:
          (a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
          (b) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
          (c) “Exercise Period” shall mean the period commencing 180 days after the date hereof and ending at 5:00 p.m., New York time, on                     , 20154, unless sooner exercised or terminated as provided below.
          (d) “Exercise Price” shall mean $1.35, subject to adjustment pursuant to Section 5 below.
          (e) “Exercise Shares” shall mean the shares of the Common Stock issued upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.
          (f) “Principal Market” means the principal securities exchange or securities market on which the Common Stock is then traded.
          (g) “Trading Day” means any day on which the Common Stock is traded on the Principal Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any

[4]	Insert five-year anniversary of Issuance Date.

day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).
     2. EXERCISE OF WARRANT.
          2.1 Method of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 2.5), this Warrant may be exercised by the Holder at any time during the Exercise Period, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant to the Company and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of shares of Common Stock as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2.3). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Common Stock shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Exercise Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Exercise Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Exercise Shares to which the Holder is entitled pursuant to such exercise which certificates shall not bear any restrictive legends unless required pursuant to the Note Purchase Agreement or the Company places (or cauces to be placed) a restrictive legend thereon in accordance with Section 4.3(b) hereof. Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Exercise Shares with respect to which this Warrant has been exercised, irrespective of the date such Exercise Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Exercise Shares as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 2.1 and the number of Exercise Shares represented by this Warrant submitted for exercise is greater than the number of Exercise Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 2.4) representing the right to purchase the number of Exercise Shares purchasable immediately prior to such exercise under this Warrant, less the number of Exercise Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant.

Fractional shares shall be treated as provided in Section 6. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Exercise Shares upon exercise of this Warrant.
          2.2 Company’s Failure to Timely Deliver Securities. If within three Trading Days after the Company’s receipt of the facsimile copy of a Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such Exercise Shares on the Company’s share register or credit the Holder’s balance account with DTC for the number of Exercise Shares to which the Holder is entitled upon such Holder’s exercise hereunder or if the Company fails to deliver to the Holder the certificate or certificates representing the applicable Exercise Shares (or credit the Holder’s balance account at DTC with the applicable Exercise Shares) within three Trading Days after its obligation to do so under clause (ii) below and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Exercise Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Exercise Shares) or credit such Holder’s balance account with DTC shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Exercise Shares or credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Exercise Shares, times (B) the Closing Bid Price on the date of exercise.
          2.3 Cashless Exercise. Notwithstanding any provisions herein to the contrary, if, at any time during the Exercise Period, the Current Market Price (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

	X =	Y (B-A)
B

Where:	X =	the number of Exercise Shares to be issued to the Holder.

	Y =	the number of Exercise Shares purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.
     A = the Exercise Price.
     B = the Current Market Price of one share of Common Stock.
     “Current Market Price” means on any particular date:

          (a) if the Common Stock is traded on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or their successors), the average of the closing prices of the Common Stock of the Company on such market over the five trading days ending immediately prior to the applicable date of valuation;
          (b) if the Common Stock is traded on any registered national stock exchange but is not traded on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or their successors), the average of the closing prices of the Common Stock of the Company on such exchange over the five trading days ending immediately prior to the applicable date of valuation;
          (c) if the Common Stock is traded over-the-counter, but not on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or a registered national stock exchange, the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and
          (d) if there is no active public market for the Common Stock, the value thereof, as determined in good faith by the Board of Directors of the Company upon due consideration of the proposed determination thereof by the Holder.
          2.4 Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of exercise, a new Warrant evidencing the rights of the Holder, or, subject to Section 8, such other person as shall be designated in the Notice of Exercise, to purchase the balance of the Exercise Shares purchasable hereunder. In no event shall this Warrant be exercised for a fractional Exercise Share, and the Company shall not distribute a Warrant exercisable for a fractional Exercise Share. Fractional shares shall be treated as provided in Section 6.
          2.5 Limitations on Exercise.
          (a) The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange

Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder, the Company shall within one Business Day confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the NPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.
          (b) The Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant, if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon exercise, redemption or conversion, as applicable, of the NPA Warrants or otherwise without breaching the Company’s obligations under the rules or regulations of the applicable Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the applicable Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holders. Unless and until such approval or written opinion is obtained, no Holder shall be issued in the aggregate, upon exercise or conversion, as applicable, of any NPA Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the total number of shares of Common Stock underlying the NPA Warrants issued to such Holder pursuant to the Note Purchase Agreements on the Issuance Date and the denominator of which is the aggregate number of shares of Common Stock underlying the NPA Warrants issued to the Purchasers pursuant to the Note Purchase Agreements on the Issuance Date (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s NPA Warrants, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any Holder of NPA Warrants shall exercise all of such Holder’s NPA Warrants into a number of shares of Common Stock which, in the aggregate, is less than such Holder’s Exchange Cap Allocation, then the difference between such Holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of NPA Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the NPA Warrants then held by each such holder. In the event that the Company is prohibited from issuing any Warrant Shares for which an Exercise Notice has been received as a result of the operation of this Section 2.5(b), the Company shall pay cash in exchange for cancellation of such Warrant Shares, at a price per Warrant Share equal to the difference between the Closing Sale Price and the Exercise Price as of the date of the attempted exercise.
          2.6 Insufficient Authorized Shares. If at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the

Warrants then outstanding (the “Required Reserve Amount”) (such event an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 90 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.
     3. COVENANTS OF THE COMPANY.
          3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.
          3.2 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
     4. REPRESENTATIONS OF HOLDER.
          4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a present view toward the public sale or distribution of said Warrant or Exercise Shares or any part thereof and has no present intention of selling or distributing said Warrant or Exercise Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant or, except in accordance with the provisions of Article V of the Note Purchase Agreement, if applicable, the Exercise Shares, and except as would not result in a violation of the Securities Act of 1933, as amended. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with the Securities Act of 1933, as amended, and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Exercise Shares except in accordance with the provisions of Article V of the Note Purchase Agreement, if applicable, or pursuant to and in accordance with the Securities Act of 1933, as amended.
          4.2 Securities Are Not Registered.
          (a) The Holder understands that the offer and sale of the Warrant or the Exercise Shares have not been registered under the Securities Act of 1933, as amended, on the basis that no distribution or public offering of the securities of the Company is to be effected and/or pursuant to specific exemptions from the registration provisions of the Securities Act of 1933, as amended, which exemptions depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder realizes that the basis for such exemptions may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the Warrants and/or the Exercise Shares for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the Warrants and/or the Exercise Shares. The Holder represents and warrants that it has no such present intention.
          (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act of 1933, as amended, or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or, except as provided in the Note Purchase Agreement, if applicable, the Exercise Shares, or to comply with any exemption from such registration.
          4.3 Disposition of Warrant and Exercise Shares.
          (a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:
          (i) There is then in effect a registration statement under the Securities Act of 1933, as amended, covering such proposed disposition and such disposition is made in accordance with said registration statement;
          (ii) Solely with respect to the Warrant, the Holder shall have furnished to the Company the Certificate, after which the Holder may dispose of such Warrant in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended;
          (iii) Solely with respect to the Exercise Shares that the Holder acquires pursuant to the “cashless exercise” provisions of Section 2.3 hereof, and only if the Holder shall have furnished to the Company the Certificate at the time of such “cashless exercise”, the Holder may dispose of such Exercise Shares in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended; or
          (iv) If reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act of 1933, as amended, or any applicable state securities laws; provided, that no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended.
          (b) The Holder understands and agrees that all certificates evidencing the Exercise Shares to be issued to the Holder may bear a legend in substantially the following form (except such legend will not be placed on Exercise Shares acquired under the Warrant pursuant to a “cashless exercise” pursuant to Section 2.3 if immediately prior to such “cashless exercise” the Holder provides the Certificate to the Company):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER

APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. COLUMBIA LABORATORIES, INC. SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO COLUMBIA LABORATORIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT AN OPINION IS REQUIRED PURSUANT TO THE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.
     5. ADJUSTMENTS. In the event of changes in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, reclassification, combination or exchange of shares, reorganization, liquidation, dissolution, consolidation or merger effected by the Company, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class and kind of shares or other property, including cash, as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the Exercise Price and/or number, class and kind of shares subject to this Warrant. The Company shall promptly provide a certificate from its Chief Financial Officer notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number, class and kind of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares under this Warrant after giving effect to such adjustment. For the avoidance of doubt, if necessary to effectuate the provisions of this paragraph 5, any successor to the Company or surviving entity in a reorganization, consolidation or merger effected by the Company shall deliver to the Holder confirmation (or a new warrant to the effect) that such successor or surviving entity shall have all of the obligations of the Company under this Warrant with the same effect as if such successor or surviving entity had been named as the Company herein, and that there shall be issued upon exercise of this Warrant (or a new warrant) at any time after the consummation of such reorganization, consolidation or merger, in lieu of the shares of Common Stock issuable upon the exercise of this Warrant prior to such transaction, the total number, class and kind of shares or other property, including cash, as the Holder would have owned had the Warrant been exercised prior to such transaction and had the Holder continued to hold such shares until after such transaction.
     6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the fair market value of the Common Stock on the date of exercise of this Warrant by such fraction.
     7. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

     8. TRANSFER OF WARRANT. Subject to applicable laws and compliance with Section 4.3, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.
          8.1 Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of shares of Common Stock without having a new Warrant issued.
          8.2 If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, (i) the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, and under applicable state securities or blue sky laws, and (ii) the Holder has not furnished to the Company the Certificate at such time, the Company may require, as a condition of allowing such transfer (A) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act of 1933, as amended, and under applicable state securities or blue sky laws, and (B) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company; provided, in any case that the transferee shall be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act of 1933, as amended, or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act of 1933, as amended.
     9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
     10. MODIFICATIONS AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and (i) Purchasers holding Warrants representing at least a majority of the number of Exercise Shares then issuable upon exercise of any then unexercised Warrants issued pursuant to the Note Purchase Agreements, provided, however, that such modification, amendment or waiver is made with respect to all unexercised Warrants issued pursuant to the Note Purchase Agreements and does not adversely affect the Holder without adversely affecting all holders of Warrants in a similar manner; or (ii) the Holder.
     11. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to the Holders at the addresses on the Company records, or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party hereto.
     12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
     13. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York without regard to the principles of conflict of laws.
     14. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.
     15. SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.
     16. ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.
     17. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Note Purchase Agreements, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of ___, 2010.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:
Address:

Attention: [•]
Facsimile: [•]

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
COLUMBIA LABORATORIES, INC.
     The undersigned holder hereby exercises the right to purchase                                          of the shares of Common Stock (“Exercise Shares”) of Columbia Laboratories, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:
                             a “Cash Exercise” with respect to                      Exercise Shares; and/or
                             a “Cashless Exercise” with respect to                      Exercise Shares.
     2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Exercise Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                                         to the Company in accordance with the terms of the Warrant.
     3. Delivery of Exercise Shares. The Company shall deliver to the holder                      Exercise Shares in accordance with the terms of the Warrant.
Date:                     ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT
     The Company hereby acknowledges this Exercise Notice and, if applicable, hereby directs [Insert name of Company’s transfer agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                     , 2010 from the Company and acknowledged and agreed to by [Insert name of Company’s transfer agent].

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:

ASSIGNMENT FORM
     (To assign the foregoing Warrant, subject to compliance with Section 4.3 of the Warrant, execute this form and supply required information. Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)
Dated:                     , 201_

Holder’s Signature:

Holder’s Address:
NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit B
FORM OF AMENDMENT NO. 1
TO
CONVERTIBLE SUBORDINATED NOTE
     This Amendment No. 1 (this “Amendment”) to each of Columbia Laboratories, Inc.’s (the “Company”) Convertible Subordinated Notes due December 31, 2011 (each, a “Note” and collectively, the “Notes”), is made as of March 3, 2010. Except as otherwise provided herein, capitalized terms used herein shall have the meanings set forth in the Notes. For purposes hereof, the “Note Purchase Agreements” shall mean the Note Purchase and Amendment Agreements, dated on or after March 3, 2010, each by and among the Company and certain other persons relating to the Notes.
     1. The definition of Fundamental Transaction is hereby amended and restated in its entirety to read as follows:
“‘Fundamental Transaction’ means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company, excluding, in each case of clauses (A)(i), (ii), (iii), (iv) and/or (v) and/or (B) of this definition a Permitted Transaction. A “Permitted Transaction” shall mean, the transaction (or series of related transactions) publicly announced by the Company in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on or prior to the date that is one Business Day after the date of Amendment No. 1 to the Notes (the “Form 8-K”), which transaction includes the license, sale, transfer or other disposition of rights or assets of the Company related to, and/or the co-development, co-promotion, co-marketing, distribution or other collaboration with respect to, one or more of the Company’s products with (and possibly a sale of Company capital stock), pursuant to which the Company (is to, or) receives proceeds of at least $40 million in cash consideration at the initial closing thereof. For the avoidance of doubt, a “Permitted Transaction” shall not include any transaction (or series of related transactions) (x) that is not contemplated by the Form 8-K and (y) the initial closing of which does not occur contemporaneously with the closings under the Note

Purchase and Amendment Agreements, each dated on or after March 3, 2010, each by and among the Company and certain holders of the Notes. “Business Day” shall mean any day that is not a Saturday or Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.”
     2. Except as provided herein, the Notes remain in full force and effect.
     3. On the Amendment Termination Date (as defined in the Note Purchase Agreements), if it occurs, this Amendment shall automatically terminate and be of no further force and effect as of the Amendment Termination Date.
     4. All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
[Remainder of page intentionally blank.]

     IN WITNESS WHEREOF, the Company has duly executed this AMENDMENT as of the date first above written.

COLUMBIA LABORATORIES, INC.
By:
Name:
Title:

Exhibit C
SENIOR DEBT SATISFACTION
Reference is made to that certain letter agreement, dated March 3, 2010 (the “Letter Agreement”), between Columbia Laboratories, Inc. (the “Company”) and PharmaBio Development Inc. (“PharmaBio”). This acknowledgement is delivered pursuant to the Letter Agreement.
PharmaBio acknowledges and agrees that all of the “Senior Debt” (as defined in the Company’s Convertible Subordinated Notes due December 31, 2011) has been satisfied and paid in full.
Acknowledged this ___ day of ___ 2010.

PHARMABIO DEVELOPMENT INC.
By:
Name:
Title:

C-1

Exhibit D

FORM OF

CERTIFICATE OF NON-AFFILIATE HOLDER
     Reference is made to those certain Note Purchase and Amendment Agreements, dated on or after March 3, 2010 (the “Agreement”), by and among Columbia Laboratories, Inc. (the “Company”) and certain other parties (the “Holders”). This Certificate is being delivered pursuant to Section 2(i)(i)(B) of the Agreement. All capitalized terms used and not otherwise defined herein shall have the respective meanings provided in the Agreement.
The undersigned[, being a duly authorized officer or representative of the]1 Holder hereby certifies that:
     (1) such Holder is not an “affiliate” (as such term is defined in Rule 405 under the Securities Act) of the Company nor has such Holder been such an “affiliate” during the three (3) months preceding the date hereof;
     (2) such Holder acquired its Holder Notes at least one year prior to the date hereof; and
     (3) to such Holder’s knowledge, all of the [Shares] [Warrants] [Warrant Shares]2 to be issued to the Holder without restrictive legends contemporaneously herewith may be sold by such Holder under Rule 144 under the Securities Act during any ninety (90) day period.
DATED: ______ ___, 20___

[HOLDER]

By:
Name:
Title:

[1]	This Certificate shall be executed, in the case of an entity by a duly authorized officer or representative thereof or in the case of an individual, by such individual.

[2]	Insert all applicable securities that the Holder is requiring the Company to issue without restrictive legends.

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SCHEDULE I

				Allocation
						Number of Shares
Name/Address of	Jurisdiction of	Principal Amount of	Warrant	Cash		Covered by
Holder	Organization	Holder Notes Owned	Percentage	Consideration*	Shares	Warrants
PERRY PARTNERS INTERNATIONAL INC. 767 5thAve. 19th Floor New York, NY 10153 (212) 583-4146	British Virgin Islands	$12,415,903.50	31.04%	$8,070,337.28	2,299,257	2,406,182

PERRY PARTNERS, L.P. 767 5thAve. 19th Floor New York, NY 10153 (212) 583-4146	Delaware	$5,584,094.25	13.96%	$3,629,661.26	1,034,073	1,082,188

Aggregate Principal Amount of Holder Notes Owned:		$17,999,997.75

Expenses Cap:		$100,000

*	Excluding accrued and unpaid interest on the Notes.

ANNEX TO EXHIBIT 10.1
The following schedule was prepared in accordance with the provisions of Item 601 of Regulation S-K. Note Purchase and Amendment Agreements substantially similar to the Note Purchase and Amendment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, each, dated as of March 3, 2010, were entered into between Columbia Laboratories, Inc. and the Holders listed on this Annex. Set forth below are the material details in which such Note Purchase and Amendment Agreements differ from the Note Purchase and Amendment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

			Allocation
	Principal			Number of
	Amount of			Shares
	Holder Notes	Warrant	Cash	Covered by	Common
Holder	Owned	Percentage	Consideration*	Warrants	Stock	Expenses Cap
14159 L.P.	$140,000	0.35%	$91,000	27,132	25,909		(1)
BAKER BROTHERS LIFE SCIENCES, L.P.	$4,256,000	10.64%	$2,766,400	824,806	787,624		(1)
667, L.P. (#1)	$805,000	2.01%	$523,250	156,008	148,790		(1)
667, L.P. (#2)	$719,000	1.80%	$467,350	139,341	133,244		(1)
BAKER TISCH INVESTMENTS, L.P. (#1)	$42,000	0.11%	$27,300	8,140	8,143		(1)
BAKER TISCH INVESTMENTS, L.P. (#2)	$38,000	0.10%	$24,700	7,364	7,402		(1)
KENNETH E. BEEBE AND JANET E. BEEBE	$100,000	0.25%	$65,000	19,379	18,582		(2)
KIRK AND DANA BEEBE	$100,000	0.25%	$65,000	19,379	18,582		(2)
BEEBE 88 PARTNERS	$30,000	0.08%	$19,500	4,984	5,946		(2)
BEEBE 98 PARTNERS	$40,000	0.08%	$26,000	6,646	5,946		(2)
THE ASCEND FUND	$1,500,000	3.75%	$975,000	290,699	278,722		(2)
CURRAN FAMILY PARTNERS II	$2,000,000	5.00%	$1,300,000	387,597	370,371	$1,500
HIGHBRIDGE INTERNATIONAL LLC	$6,000,000	15.00%	$3,900,000	1,162,790	1,111,112	$15,000
KNOTT PARTNERS, LP	$136,000	00.34%	$88,400	26,355	25,165		(3)
KNOTT PARTNERS OFFSHORE MASTER FUND, LP	$3,940,000	9.85%	$2,561,000	763,566	729,047		(3)
SHOSHONE PARTNERS, LP	$628,000	1.57%	$408,200	121,705	116,203		(3)

			Allocation
	Principal			Number of
	Amount of			Shares
	Holder Notes	Warrant	Cash	Covered by	Common
Holder	Owned	Percentage	Consideration*	Warrants	Stock	Expenses Cap
FINDERNE, LLC	$55,000	0.14%	$35,750	10,661	10,362	(3)
COMMONFUND HEDGED EQUITY COMPANY	$158,000	0.40%	$102,700	30,619	29,606	(3)
MULSANNE PARTNERS, LP	$83,000	0.21%	$53,950	16,086	15,543	(3)
MORRISON FAMILY TRUST DTD 51593	$700,000	1.75%	$455,000	135,659	129,420	(4)
MORRISON 1997 CRT	$430,000	1.08%	$279,500	83,333	79,870	(4)
LAURIE C. MORRISON TRUST	$100,000	00.25%	$65,000	19,381	18,488	(4)

*	Excluding accrued and unpaid interest on the Notes.

(1)	14159 L.P., BAKER BROTHERS LIFE SCIENCES, L.P., 667, L.P. (#1), 667, L.P. (#2), BAKER TISCH INVESTMENTS, L.P. (#1) and BAKER TISCH INVESTMENTS, L.P. (#2) have an expense cap of $4,500, in the aggregate.

(2)	KENNETH E. BEEBE AND JANET E. BEEBE, KIRK AND DANA BEEBE, BEEBE 88 PARTNERS, BEEBE 98 PARTNERS and THE ASCEND FUND have an expense cap of $1,500, in the aggregate.

(3)	KNOTT PARTNERS, LP, KNOTT PARTNERS OFFSHORE MASTER FUND, LP, SHOSHONE PARTNERS, LP, FINDERNE, LLC, COMMONFUND HEDGED EQUITY COMPANY and MULSANNE PARTNERS, LP have an expense cap of $4,000, in the aggregate.

(4)	MORRISON FAMILY TRUST DTD 51593, MORRISON 1997 CRT and LAURIE C. MORRISON TRUST have an expense cap of $1,000, in the aggregate.

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